Exhibie 13(d)

FUND PARTICIPATION AGREEMENT

This agreement is made as of this 1st day of May, 2007 by and among WILSHIRE VARIABLE INSURANCE TRUST, a Delaware Statutory Trust (the “Trust”), on its own behalf and on behalf of each of the series of portfolios set forth on Schedule A, as may be amended from time to time (each a “Fund” and collectively, the “Funds”), PFPC DISTRIBUTORS, INC., a Massachusetts corporation (“Distributor”), and ANNUITY INVESTORS LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the state of Ohio (“Company”), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B, as may be amended from time to time (each an “Account” and collectively the “Accounts”).

W I T N E S S E T H:

WHEREAS, the Trust is registered with the Securities and Exchange Commission (“SEC”) as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires for its Funds to act as investment vehicles for separate accounts established for variable annuity contracts and variable life insurance policies to be offered by insurance companies that have entered into participation agreements with the Trust (the “Participating Insurance Companies”); and

WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities and Exchange Act of 1934, as amended (the “1934 Act”), is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”) and acts as principal underwriter for the Funds; and

WHEREAS, each Fund represents an interest in a particular managed portfolios of securities and other assets; and

WHEREAS, the Trust has received or will receive an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Funds to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the “Mixed and Shared Funding Exemptive Order”); and

WHEREAS, the Company has registered or will register under the Securities Act of 1933 (the “1933 Act”) certain variable annuity contracts and/or variable life insurance policies funded or to be funded through one or more of the Accounts (the “Contracts”); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Funds (the “Shares”) on behalf of the Accounts to fund the Contracts, and the Trust intends to sell such Shares to the relevant Accounts at such Shares’ net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE I
Sale of Fund Shares

1.1  The Trust has instructed the Distributor to make available for sale to the Company those Shares of the Funds which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Funds.  For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:00 a.m. Eastern Standard Time on the next following Business Day.  “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Funds calculate their net asset values pursuant to the rules of the SEC.

1.2  The Company will pay for Shares on the next Business Day after it places an order to purchase Shares in accordance with Section 1.1.  Payment shall be in federal funds transmitted by wire or by a credit for any Shares redeemed.

1.3  The Distributor agrees to make Fund Shares available for purchase at the applicable net asset value per share by the Company for its Accounts on those days on which the Funds calculate their net asset values pursuant to the rules of the SEC; provided, however, that the Board of Trustees of the Trust may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of the Fund.

1.4  The Trust agrees to redeem, upon the Company’s request, any full or fractional Shares of the Funds held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.  For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund; provided that the Trust receives written (or facsimile) notice of such request for redemption by 9:00 a.m.  Eastern Standard Time on the next following Business Day.  Payment shall be made within the time period specified in the Funds’ prospectus or statement of additional information, in federal funds transmitted by wire to the Company’s account as designated by the Company in writing from time to time.

1.5  The Company agrees to purchase and redeem the Shares of the Funds in accordance with the provisions of the Funds’ then current prospectus and statement of additional information.

1.6  The Trust shall use its best efforts to inform the Company of the net asset value per share for each Fund available to the Company by [6:30] p.m. Eastern Standard Time or as soon as reasonably practicable after the net asset value per share for such Fund is calculated.  The Trust shall calculate such net asset value in accordance with the prospectus for such Fund.  In the event that net asset values are not communicated to the Company by such time, the Company agrees to use its best efforts to include the net asset value when received in its next business cycle for purposes of calculating purchase orders and requests for redemption.  However, if net asset values are not available for an inclusion in the next business cycle and purchase orders/redemptions are not able to be calculated and available to the Company to execute within the timeframe identified in Sections 1.1 and 1.4, the Trust shall reimburse and make the Company whole for any losses incurred as a result of such delays.

1.7  Any material errors in the calculation of a Fund’s net asset value, dividends or capital gain information shall be reported to the Trust promptly upon discovery by the Company.  The Trust shall make the Company whole for any payments to, or adjustments to the number of Shares in, the Account that are the result of any such material errors.  An error shall be deemed “material” based on the Company’s interpretation of the SEC’s position and policy with regard to materiality, as it may be modified from time to time.  Neither the Trust, the Distributor nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by or on behalf of the Company to the Trust or the Distributor.

1.8  The Trust shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Shares.  The Company, on its behalf and on behalf of the Account(s), hereby elects to receive all such dividends and distributions as are payable on any Shares in the form of additional Shares of that Fund.  The Company reserves the right, on its behalf and on behalf of the Account(s), to revoke this election and to receive all such dividends and capital gain distributions in cash.  The Trust shall notify the Company of the number of Fund Shares so issued as payment of such dividends and distributions.

1.9  Issuance or transfer of Shares shall be by book entry only.  Stock certificates will not be issued to the Company or the Account(s).  Purchase and redemption orders for Shares shall be recorded in an appropriate ledger for the Account(s) or the appropriate subaccount of the Account(s).

1.10  The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund Shares may be sold to other insurance companies (subject to Section 1.12 hereof) and to certain qualified retirement plans, and the cash value of the Contracts may be invested in other investment companies.

1.11  The Distributor and the Trust shall sell Fund Shares only to Participating Insurance Companies and their separate accounts and to persons or plans (“Qualified Persons”) that qualify to purchase Shares of a Fund under Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder without impairing the ability of an Account to consider the portfolio investments of the Fund as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h).  The Company hereby represents and warrants that it and the Account(s) are Qualified Persons.  The Trust reserves the right to cease offering Shares of any Fund in the discretion of the Trust.

1.12  The Company agrees to provide to the Trust or its designee, upon written request, the taxpayer identification number (“TIN”), Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identified (“GII”) and the Contract owner number or participant account number associated with the holder of interests in a Contract or a participant in an employee benefit plan with a beneficial interest in a Contract (“Shareholder”), if known, of any or all Shareholders of the account and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Company during the period covered by the request.  Unless otherwise specifically requested by the Trust, the Company shall only be required to provide information related to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

The terms “Shareholder-Initiated Transfer Purchase” and “Shareholder-Initiated Transfer Redemption” mean a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed:  (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs or within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; (v) pre-arranged transfers at the conclusion of a required free look period; (vi) as a result of any deduction of charges or fees under a Contract; (vii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (vii) as a result of payment of a death benefit from a Contract.

(a)  Requests must set forth a specific period not to exceed ninety (90) days (or any three (3) month period, as applicable) for which transaction information is sought.  The Trust may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.

(b)  Trust requests for Shareholder information shall be made no more frequently than quarterly except as the Trust deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.

(c)  The Company agrees to provide, promptly upon request of the Trust or its designee, the requested information specified in Section 1.12(a).  If requested by the Trust or its designee, the Company agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1.12(a) is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Trust or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 1.12(a) for those Shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, Fund Shares.  The Company additionally agrees to inform the Trust or its agent whether it plans to perform (i) or (ii).  Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Trust or its designee and the Company.  To the extent practicable, the format for any transaction information provided to the Trust or its agent should be consistent with the NSCC Standardized Data Reporting Format.

(d)  The Trust agrees not to use the information received pursuant to this Section 1.13 for any purpose other than as necessary to comply with the provisions of Rule 22c-2 under the 1940 Act or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

(e)  The Company agrees to execute written instructions from the Trust to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Trust as having engaged in transactions of the Funds’ Shares (directly or indirectly through an account with the Company) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.  Unless otherwise directed by the Trust, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through the Company.  Instructions must be received by the Company at the address set forth in Article IX to this Agreement.

(i)  Instructions to restrict trading must include the TIN, ITIN or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is (are) to remain in place.  If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii)  The Company agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by Company.

(iii)  The Company will provide written confirmation to the Trust that instructions have been executed.  The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

ARTICLE II
Representations and Warranties

2.1 The Company makes the following representations and warranties:

(a)  The Company is an insurance company duly organized and in good standing under the laws of the State of Ohio and has established each Account as a separate account under such law.

(b)  The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for the Company’s lawful execution and delivery of this Agreement and the Company’s performance hereunder have been obtained.

(c)  The Company has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for the Contracts.

(d)  The Contracts have been registered under the 1933 Act or will be registered under the 1933 Act prior to any issuance or sale of the Contracts, the Contracts will be issued in compliance in all material respects with all applicable federal and state laws, and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

(e)  The Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance polices, whichever is appropriate, under applicable provisions of the Code.  The Company shall make every effort to maintain such treatment and shall notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

(f)  All of the Company’s directors, officers, employees, investment advisers, and other individuals/entities, if any, dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage in an amount not less than the minimal coverage that the Accounts would be required to maintain if they were subject to Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.  The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust in the event that such coverage no longer applies.

(g)  All shares of the Funds purchased by the Company will be purchased on behalf of one or more unmanaged separate accounts that offer interests therein that are registered under the 1933 Act and upon which a registration fee has been or will be paid, and the Company acknowledges that the Trust intends to rely upon this representation and warranty for purposes of calculating SEC registration fees payable with respect to such Shares of the Funds pursuant to Form 24F-2 or any similar form or SEC registration fee calculation procedure that allows the Trust to exclude Shares so sold for purposes of calculating its SEC registration fee.  The Company will certify the amount of any Shares of the Funds purchased by the Company on behalf of any separate account offering interests not subject to registration under the 1933 Act.  The Company agrees to cooperate with the Trust on no less than an annual basis to certify as to its continuing compliance with this representation and warranty.

(h)  The Company has in place an anti-money laundering program (“AML program”) that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder by the U.S. Treasury Department.  The Company undertakes and agrees to comply with any and all applicable laws, regulations, protocols and other requirements relating to money laundering including, without limitation, the relevant provisions of the USA PATRIOT Act and the regulations issued thereunder by the U.S. Treasury Department.

The Company further agrees promptly to notify the Trust should it become aware of any change in the above representations and warranties.

The Company represents that the principal underwriter of the Contracts requires any broker-dealer/insurance agency that distributes the Contracts to fully comply with the requirements of the USA PATRIOT Act and all other applicable federal or state laws applicable to the offer, sale and service of the Contracts and to establish such rules and procedures as may be necessary to cause diligent supervision of the securities and insurance activities of its representatives.

In addition, the Trust hereby provides notice to the Company that the Trust reserves the right to make inquiries of and request additional information from the Company regarding its AML program.

(i)  The Company shall comply with any applicable privacy and notice provisions of 15 U.S.C. §§ 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248), as they may be amended.

2.2  The Trust, on its own and on behalf of the Funds, makes the following representations and warranties:

(a)  The Trust is duly organized and validly existing and in good standing under the laws of the State of Delaware.

(b)  The Trust is a registered open-end investment company under the 1940 Act, and all Shares will be issued and sold in compliance in all material respects with all applicable federal and state laws.

(c)  Each Fund is in compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code.  The Trust will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future.  In the event of a breach of this Section 2.2(c) by the Trust, it will take all steps necessary to adequately diversity the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

(d)  Each Fund is currently qualified as a regulated investment company (“RIC”) under Subchapter M of the Code, and represents that it will use every effort to qualify and to maintain qualification of each Fund as a RIC.  The Trust will notify the Company immediately in writing upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

(e)  The Trust represents and warrants that its trustees, officers, employees, and other individuals/entities, if any, dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimal coverage as required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.3  The Distributor makes the following representations and warranties:

(a)  The Distributor is a registered broker-dealer under the 1934 Act and is a member in good standing of the NASD, and will remain duly registered under all applicable federal and state securities laws and the laws of any applicable self-regulatory organizations.

(b)  Pursuant to an Underwriting Agreement entered into between the Distributor and the Trust, the Distributor serves as principal underwriter/distributor of the Fund.

ARTICLE III
Sales Material, Prospectuses and Other Reports; Voting

3.1  The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust (or a Fund) is named, at least five Business Days prior to its use.  No such material shall be used if the Trust or its designee reasonably objects to such use within five Business Days after receipt of such material.  The Trust or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Trust (or a Fund) is named, and no such material shall be used if the Trust or its designee so objects.

3.2  Except with the express permission of the Trust, the Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee.

3.3  The Trust and the Distributor or their designee shall furnish, or shall cause to be, furnished, to the Company, each piece of sales literature or other promotional material that it develops or uses and in which the Company, and/or any Account, is named, at least five Business Days prior to its use.  No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five Business Days after receipt of such material.  The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or any Account is named, and no such material shall be used if the Company so objects.

3.4  Except with the express permission of the Company, the Trust and the Distributor shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, any Account or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Accounts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee.

3.5  For purposes of this Article III, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following:  advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, internet website or other electronic media), telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, proxy materials, and any other communications distributed or made generally available.

3.6  The Distributor shall provide to the Company a copy of the Funds’ current prospectus within a reasonable period of its effective filing date, and provide other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Funds is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Funds printed together in one document (such printing to be at the Company’s expense).

3.7  The Distributor shall provide to the Company at least one complete copy of any prospectuses and statements of additional information, and all amendments to any of the above, that relate to the Fund(s) reasonably promptly after the filing of such document(s) with the SEC.  Upon request, the Trust will provide to the Company copies of SEC exemptive orders and no-action letters and sales literature and other promotional material that relate to the Funds and to the performance of this Agreement by the parties.

3.8  The Funds’ prospectus shall state that the current statement of additional information for the Fund is available from the Company (or in the Funds’ discretion, from the Funds), and the Trust shall provide a copy of such statement of additional information to any owner of a Contract who requests such statement of additional information and to the Company in such quantities as the Company may reasonably request.

3.9  The Trust shall provide the Company with either:  (i) a copy of the Funds’ proxy material, reports to shareholders, other information relating to the Funds necessary to prepare financial reports, and other communications to shareholders for printing and distribution to Contract owners at the Company’s expense, or (ii) camera ready and/or printed copies, if appropriate, of such material for distribution to Contract owners at the Company’s expense, within a reasonable period of the filing date for definitive copies of such material.

3.10  The Trust and the Distributor hereby consent to the Company’s use of the names of the Trust and/or the Distributor as well as the names of the Funds set forth in Schedule A of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections 3.1 of this Agreement and the related trademarks, trade names, service marks or logos.  The Company acknowledges and agrees that the Trust and the Distributor and/or their affiliates own all right, title and interest in and to such names, marks and logos and covenants not, at any time, to challenge the rights of the Trust and the Distributor and/or their affiliates to such names, marks or logos, or the validity or distinctiveness thereof.  Such consent will terminate with the termination of this Agreement.  The Trust or the Distributor may withdraw this consent as to any particular use of any such name or identifying marks at any time (i) upon the Trust’s or the Distributor’s reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of the Trust, the Distributor or the Fund or (ii) if no series or class of shares of the Trust continues to be offered through variable insurance contracts issued by the Company.  The Company will cease all use of any such name, mark or logo as soon as reasonably practicable after the termination or withdrawal of such consent.

3.11  The Company shall:

(i)  solicit voting instructions from Contract owners;

(ii)  vote the Fund shares in accordance with instructions received from Contract owners; and

(iii)  vote Fund shares for which no instructions have been received in a particular separate account in the same proportion as shares of such Fund for which instructions have been received in that separate account, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law.  The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.12  Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Fund calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

3.13  It is understood and agreed that, except with respect to information regarding the Trust or the Funds provided in writing by the Trust, the Trust is not responsible for the content of the prospectus or statement of additional information for the Contracts.

ARTICLE IV
Fees and Expenses

4.1  The Trust and the Distributor shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Trust or the Distributor, although the parties will bear certain expenses as provided herein.

4.2  All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party.  The Trust shall ensure that the Fund Shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Trust, in accordance with applicable state laws prior to their sale.  The Trust shall bear the expenses for the cost of registration and qualification of the Funds’ Shares, preparation and filing of the Funds’ prospectus and registration statement, proxy materials and reports, and the preparation of all statements and notices required by any federal or state law.

4.3  The Trust, at its expense, shall provide the Company with copies of the Funds’ proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in Section 3.4) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.  The Trust shall bear the  expense of mailing such proxy materials in the event the proxy vote is a result of actions initiated by the Trust.

4.4  In the event the Trust adds one or more additional Funds and the parties desire to make such Funds available to the respective Contract owners as an underlying investment medium, a new Schedule A which shall be an amendment to this Agreement shall be executed by the parties authorizing the issuance of shares of the new Funds to the particular Account.  The amendment may also provide for the sharing of expenses for the establishment of new Funds among Participating Insurance Companies desiring to invest in such Funds and the provision of funds as the initial investment in the new Funds.

4.5  Except as provided in this Section 4.5, all expenses of preparing, setting in type and printing and distributing Fund prospectuses and statements of additional information, or supplements thereto, shall be the expense of the Company.  For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts who currently own Shares of one or more of the Funds, in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Trust.  If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Funds’ prospectus, the Funds shall bear the cost of typesetting to provide the Funds’ prospectus to the Company in the format in which the Funds are accustomed to formatting prospectuses, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.  In such event, the Funds will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts who currently own shares of one or more of the Funds, and y is the Funds’ per unit cost of typesetting and printing the Funds’ prospectus.  The same procedure shall be followed with respect to the Funds’ statement of additional information.  The Company agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Funds’ expenses do not include the cost of printing, typesetting, and distributing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts who currently own shares of one or more of the Funds.

ARTICLE V
Applicable Law

5.1  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

5.2  This Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.  If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VI shall no longer apply.

ARTICLE VI
Potential Conflicts

6.1  The Board of Trustees of the Trust will monitor the Funds for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Funds.  A material irreconcilable conflict may arise for a variety of reasons, including:  (a) an action by any state insurance regulatory authority:  (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable insurance product owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners.  The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

ARTICLE VII
Indemnification

7.1  Indemnification By The Company.

(a)  The Company agrees to indemnify and hold harmless the Trust and the Distributor and each of their trustees, directors and officers and each person, if any, who controls the Trust or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 7.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses incurred in connection therewith), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Funds’ Shares or the Contracts and:

(i)  arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

(ii)  arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company or persons under its control and other than statements or representations authorized by the Trust) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)  arise out of or are based upon any untrue statements or alleged untrue statements of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with written information furnished to the Trust by or on behalf of the Company; or

(iv)  arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)     arise out of or result from any material breach of any representation, warranty and/or agreement made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

(b)  The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Trust or the Distributor.

(c)  The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been materially prejudiced by such failure to give notice.  In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action.  The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Party’s written consent, include any factual stipulation related to the Indemnified Party or its conduct.  After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, but, in case the Company does not elect to assume the defense of any such suit, the Company will reimburse the Indemnified Party in such suit, for the reasonable fees and expenses of any counsel retained by it.

(d)  The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Trust.

7.2  Indemnification by the Trust.

(a)  The Trust agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 7.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including reasonable legal and other expenses incurred in connection therewith) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

(i)  arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Funds or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

(ii)  arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure of a Fund, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Section 2.2(c) of this Agreement); or

(iii)  arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including any failure to comply with Section 2.2(c) of this Agreement; or

(iv)  arise out of or result from any material breach of any representation, warranty and/or agreement made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

(b)  The Trust shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts.

(c)  The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Trust has been materially prejudiced by such failure to give notice.  In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof.  The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Party’s written consent exclude any factual stipulation related to the Indemnified Party or its conduct.  After notice from the Trust to such party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, but, in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse the Indemnified Party in such suit, for the reasonable fees and expenses of any counsel retained by it.

(d)  The Company and the Distributor agree promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of any Account, or the sale or acquisition of Shares of the Funds.

7.3  Indemnification by the Distributor.

(a)  The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses incurred in connection therewith) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Funds’ Shares or the Contracts and:

(i)  arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Distributor or persons under its control and other than statements or representations authorized by the Company) or wrongful conduct of the Trust or the Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(ii)  arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendments or supplements thereto, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Distributor; or

(iii)  arise as a result of any failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

(iv)  arise out of or result from any material breach of any representation, warranty and/or agreement made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor, as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

(b)  The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts.

(c)  The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice.  In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense of such action.  The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Party’s written consent, include any factual stipulation related to the Indemnified Party or its conduct.  After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, but, in case the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Indemnified Party in such suit, for the reasonable fees and expenses of any counsel retained by it.

(d)  The Company will promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VIII
Termination

8.1  This Agreement shall terminate with respect to some or all Funds:

(a)  at the option of any party, for any reason, upon six months advance written notice to the other parties at the address specified in Section IX of this Agreement; or

(b)  at the option of the Company by written notice to the Trust and the Distributor to the extent that Shares of Funds are not reasonably available to meet the requirements of its Contracts or are not appropriate funding vehicles for the Contracts, as determined by the Company reasonably and in good faith; or

(c)  at the option of the Company by written notice to the Trust and the Distributor in the event a Fund’s shares are not registered, issued or sold in accordance with applicable state and/or federal securities laws or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)  at the option of the Trust or the Distributor by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the insurance commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Funds’ Shares; provided, however, that the Trust determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)  at the option of the Company by written notice to the Trust and the Distributor in the event that formal administrative proceedings are instituted against the Trust or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or the Distributor, as applicable, to perform its obligations under this Agreement; or

(f)  at the option of the Company by written notice to the Trust and the Distributor with respect to a Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Section 2.2(c) hereof, or if the Company reasonably believes that such Fund may fail to so qualify or comply; or

(g)  at the option of the Trust by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.1(e) hereof; or

(h)  at the option of the Trust or the Distributor by written notice to the Company, if the Trust or the Distributor, respectively, determines, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, insurance company rating or prospects since the date of this Agreement or is the subject of material adverse publicity, and that material adverse change or publicity will have a material effect on the Company’s ability to perform its obligation under this Agreement; or

(i)  at the option of the Company by written notice of the Trust and the Distributor if the Company determines, in its sole judgment exercised in good faith, that the Trust or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, and that material adverse change or publicity will have a material effect on the Trust’s ability to perform its obligation under this Agreement; or

(j)  at the option of the Company upon any substitution of the shares of another investment company or series thereof for Shares of a Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days’ prior written notice to the Trust of the date of substitution; or

(k)  at the option of any party in the event that the Trust’s Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VI upon written notice to the other parties; or

(l)  at the option of the Company, as one party, or the Trust and the Distributor, as another party, upon the other party’s material breach of any provision of this Agreement upon 30 days’ written notice and the opportunity to cure within such notice period.

8.2  Prompt written notice of the election to terminate for cause specified in Section 8.1(b)-(k) and an explanation of such cause shall be furnished by the terminating party.

8.3  Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive.

ARTICLE IX
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

Wilshire Variable Insurance Trust
1299 Ocean Avenue, Suite 700
Santa Monica, CA  90401
Attn:  Funds Management

If to the Distributor:

Mr. Bruno DiStefano
PFPC Distributors, Inc.
760 Moore Road
King of Prussia, PA 19406

If to the Company:

Annuity Investors Life Insurance Company
525 Vine Street
Cincinnati OH  45202
Attn:  General Counsel  525-18H

ARTICLE X
Miscellaneous

10.1  This Agreement is not, and shall not be deemed, an exclusive arrangement between the parties and shall not prohibit, restrict, condition, or otherwise prevent either party from entering into the same or similar arrangements with either party’s affiliates or with third parties.

10.2  If any provision of this Agreement is deemed to be in violation of law or is unenforceable, the remainder of this Agreement with such provision omitted will remain in full force and effect.

10.3  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof.  This Agreement may be modified, and any provision of this Agreement may be waived, only in writing signed by the parties.  No failure of either party to insist upon strict performance of any provision of this Agreement shall constitute a waiver.

10.4  Any amendment to this Agreement will be valid only if in writing and signed by the parties.  The parties agree that Funds may be deleted from and additional Funds may be added to Schedule A of this Agreement (and become funds for purposes of this Agreement), upon the parties execution of an amended Schedule A detailing such change.

10.5  Each party shall, to the extent reasonable, cooperate with each other party and all appropriate governmental authorities (including, but not limited to, the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereunder.  Each party hereto shall promptly notify the other parties to this Agreement, by written notice to the addresses specified in Article IX, of any such investigation or inquiry.

10.6  Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by the Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.  In addition, the parties hereto agree that any Nonpublic Personal Information, as the term is defined in SEC Regulation S-P (“Reg S-P”), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement.  Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement or any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.

10.7  The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.8  This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

10.9  The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

10.10  Each party understands and agrees that the obligations of a Fund under this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund and the Fund’s property.  This Agreement has been executed by and on behalf of the Trust by its representatives as such representatives and not individually, and the obligations of the Trust with respect to a Fund hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually, but are binding upon only the assets and property of such Trust.  All parties dealing with the Trust with respect to a Fund shall look solely to the assets of such Portfolio for the enforcement of any claims against the Trust hereunder.

10.11  This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties.

10.12  The Company is expressly put on notice that prospectus disclosure regarding the potential risks of mixed and shared funding may be appropriate.

10.13  The Company shall furnish, or shall cause to be furnished, to the Trust or its designee upon request copies of the following reports:

(a)  the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles) filed with any state or federal regulatory body or otherwise made available to the public, as soon as practicable and in any event within 90 days after the end of each fiscal year; and

(b)  any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulatory agency, as soon as practicable after the filing thereof.

10.14  The Trust reserves the right to take all actions, including but not limited to, the dissolution, termination, merger and sale of all assets of the Trust or any Fund upon the sole authorization of the Board, to the extent permitted by the laws of the State of Delaware and the 1940 Act.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

WILSHIRE VARIABLE INSURANCE TRUST By: Name: Title: Date:
PFPC DISTRIBUTORS, INC. By: Name: Title: Date:
ANNUITY INVESTORS INSURANCE COMPANY By: Name: Title: Date:

SCHEDULE A

Wilshire 2010 Moderate Fund

Wilshire 2015 Moderate Fund

Wilshire 2025 Moderate Fund

Wilshire 2035 Moderate Fund

Wilshire 2045 Moderate Fund

SCHEDULE B

Annuity Investors Variable Account A

Annuity Investors Variable Account B